UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2018

EyePoint Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51122	26-2774444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 926-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Second Tranche Transaction

On June 25, 2018 (the “Closing Date”), EyePoint Pharmaceuticals, Inc. (the “Company”) closed the transactions contemplated by that certain Second Securities Purchase Agreement, dated March 28, 2018 (the “Second Tranche Securities Purchase Agreement”), with EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P. (collectively, the “EW Investors”) and certain other accredited investors signatory thereto (collectively, the “Second Tranche Investors”). At the closing, the Company offered and sold to the Second Tranche Investors an aggregate of 20,184,224 units (each, a “Unit”), with each Unit consisting of (a) one share of common stock of the Company (the “Common Stock”) and (b) one warrant to purchase a share of Common Stock, at a purchase price of $1.265 per Unit (the “Second Tranche Transaction”).

The warrants issued in the Second Tranche Transaction (each a “Second Tranche Warrant,” and collectively, the “Second Tranche Warrants”) are exercisable any time until on or prior to the close of business on the 15th business day following the date on which the holders of the Second Tranche Warrants receive written notice from the Company that the Centers for Medicare & Medicaid Services has announced that a new C-Code has been established for DEXYCU™ and will be effective at the start of the first calendar quarter after such notice. The exercise price of each Second Tranche Warrant issued in the Second Tranche Transaction is an amount equal to the lower of (a) $1.43 and (b) a 20% discount to the volume weighted average price of the shares of Common Stock on the Nasdaq Stock Market for the 20 trading days immediately prior to the exercise of a Second Tranche Warrant; provided, however, that the exercise price cannot be lower than $0.88.

The aggregate gross proceeds from the Second Tranche Transaction are approximately $25.5 million, not including any proceeds from the exercise of the Second Tranche Warrants. The Company intends to use the net proceeds from the Second Tranche Transaction for working capital purposes and to fund the commercialization of DEXYCU and, if approved by the U.S. Food and Drug Administration (“FDA”), YUTIQ™.

In addition, in connection with the closing of the Second Tranche Transaction, the EW Investors were entitled to designate for nomination one person (the “Second Tranche Investor Designee”) to serve as a member of the Board of Directors of the Company (the “Board”). The initial Second Tranche Investor Designee is Göran Ando, M.D.

The securities sold and issued in the Second Tranche Transaction have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements.

In connection with the closing of the Second Tranche Transaction, the Company entered into that certain Second Registration Rights Agreement with the Second Tranche Investors (the “Second Tranche Registration Rights Agreement”). Pursuant to the Second Tranche Registration Rights Agreement, the Company is required, within 30 days of the closing of the Second Tranche Transaction, to file a shelf registration statement with the SEC registering for resale the securities issued to the Second Tranche Investors in the Second Tranche Transaction and any securities issued pursuant to that certain Securities Purchase Agreement, dated March 28, 2018, by and among the Company and the EW Investors that have not already been registered.

The foregoing description of the Second Tranche Securities Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Second Tranche Securities Purchase Agreement, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 29, 2018. The foregoing description of the Second Tranche Warrant and the Second Tranche Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of Second Tranche Warrant and the Second Tranche Registration Rights Agreement, which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on March 28, 2018, the Company entered into a Credit Agreement (the “Credit Agreement”), among the Company, as borrower, SWK Funding LLC, as agent (the “Agent”), and the lenders party thereto from time to time, providing for a senior secured term loan of up to $20 million (the “Loan”). Pursuant to the Credit Agreement, $15 million of the Loan was advanced on March 28, 2018. The remaining $5 million of the Loan (the “Additional Advance”) may be advanced between March 28, 2018 and December 31, 2018, subject to the Company raising at least $20 million of net cash proceeds from an additional equity offering or permitted subordinated debt financing (the “Minimum Capital Raise”). The Minimum Capital Raise requirement was satisfied upon the closing of the Second Tranche Transaction, and the Additional Advance was subsequently advanced to the Company on June 26, 2018.

The Loan is due and payable on March 28, 2023. The Company intends to use the net proceeds from the Additional Advance for working capital purposes and to fund the commercialization of DEXYCU and, if approved by the FDA, YUTIQ. The Loan bears interest at a per annum rate of the three-month LIBOR rate (subject to a 1.5% floor) plus 10.50%.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Credit Agreement, which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on March 29, 2018.

Item 3.02.	Unregistered Sales of Equity Securities.

The information regarding the Second Tranche Transaction and the issuance of the securities in connection therewith included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Additional Advance, 77,721 shares of Common Stock underlying the warrant issued to the Agent on March 28, 2018 (the “SWK Warrant”) at an exercise price equal to $1.93 (the “Additional Advance Warrant Shares”) became exercisable on June 26, 2018. The SWK Warrant is exercisable with respect to the Additional Advance Warrant Shares, any time until the close of business on the 7 year anniversary of the Additional Advance. The Agent may exercise the SWK Warrant on a cashless basis at any time. In the event the Agent exercises the SWK Warrant on a cashless basis, the Company will not receive any proceeds. The Company has also granted the Agent certain “piggyback” registration rights requiring the Company to register any shares of Common Stock underlying the SWK Warrant for resale with the SEC.

The foregoing description of the SWK Warrant does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the SWK Warrant, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 29, 2018.

The Second Tranche Transaction is exempt from the registration requirements of the Securities Act, and the securities issued in the Second Tranche Transaction and the Additional Advance and the shares of Common Stock issuable upon exercise thereof, are being offered and sold without registration under the Securities Act pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder as transactions not involving a public offering, as well as similar exemptions under applicable state securities laws, in reliance upon the following facts: no general solicitation was used in the offer or sale of such securities; the recipients of the securities had adequate access to information about the Company; each recipient of such securities represented its acquisition thereof as principal for its own account and its lack of any arrangements or understandings regarding the distribution of such securities; each recipient of such securities represented its capability of evaluating the merits of an investment in the Company’s securities due to its knowledge, sophistication and experience in business and financial matters; and such securities were issued as restricted securities with restricted legends referring to the Securities Act. No such securities may be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements. No statement in this document or the attached exhibits is an offer to purchase or sell or a solicitation of an offer to sell or buy the Company’s securities, and no offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Closing Date, the Board appointed Göran Ando, M.D. to serve as a director for a term commencing on the date of the closing of the Second Tranche Transaction and expiring at the Annual Meeting of Stockholders of the Company in 2018 and until his successor is duly elected and qualified, except in the case of his earlier death, retirement or resignation. Dr. Ando will also serve as a member of the Science Committee of the Board.

Dr. Ando will be compensated for his service as a non-employee director under the Company’s non-employee director compensation policy (the “Policy”). In connection with his appointment and in accordance with the Policy, the Company granted Dr. Ando an option to purchase 80,000 shares of Common Stock pursuant to the Company’s 2016 Long-Term Incentive Plan. The option vests and becomes exercisable in three equal annual installments commencing June 25, 2019, subject to Dr. Ando’s continued service on the Board through the applicable vesting date, and expires on the tenth anniversary of the grant date. As a non-employee director, Dr. Ando is also entitled to receive an annual retainer fee of $44,000, including $40,000 as a Board member and $4,000 as a Science Committee member, as well as annual equity awards to purchase or acquire up to 40,000 shares of Common Stock. In connection with his appointment, Dr. Ando has entered into the Company’s standard director indemnification agreement, the form of which is filed as Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016.

Dr. Ando was appointed to the Board pursuant to the terms of the Second Tranche Securities Purchase Agreement. There are no family relationships between Dr. Ando and any director or executive officer of the Company. Dr. Ando is Senior Advisor to EW Healthcare Partners, which is an affiliate of the EW Investors. Except for this relationship, Dr. Ando has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 22, 2018, the Company held a Special Meeting of Stockholders (the “Special Meeting”). As of May 10, 2018, the record date for the Special Meeting, there were 54,029,917 shares of Common Stock issued and outstanding and entitled to vote on the proposals presented at the Special Meeting, of which 41,351,005, or 76.5%, were present in person or represented by proxy, which constituted a quorum. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Special Meeting.

Proposal 1.	Approval, for purposes of Nasdaq Listing Rule 5635, of the issuance of a maximum of 27,250,000 Units, with each Unit consisting of (i) one share of Common Stock and (ii) one warrant to purchase one share of Common Stock, pursuant to the Second Tranche Securities Purchase Agreement.

The Company’s stockholders approved the issuance by the Company of a maximum of 27,250,000 Units, with each Unit consisting of (i) one share of Common Stock and (ii) one warrant to purchase one share of Common Stock, pursuant to the Second Tranche Securities Purchase Agreement. The voting on this proposal is set forth below:

For	Against	Abstain	Broker Non Votes
11,935,836	1,033,422	58,691	17,179,277

Proposal 2.	Amendment to the Company’s Restated Certificate of Incorporation

The Company’s stockholders approved the adoption of an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 120,000,000 shares to 150,000,000 shares. The voting on this proposal is set forth below:

For	Against	Abstain	Broker Non Votes
38,271,690	3,011,844	67,471	0

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of the Certificate of Incorporation, as amended, of EyePoint Pharmaceuticals, Inc.

4.1	Form of Warrant to Purchase Common Stock of EyePoint Pharmaceuticals, Inc., issued June 25, 2018, to the Second Tranche Investors.

10.1	Second Registration Rights Agreement, dated as of June 25, 2018, by and among EyePoint Pharmaceuticals, Inc. and EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P. and each other person identified on the signature pages thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EyePoint Pharmaceuticals, Inc.

Date: June 27, 2018	By:	/s/ Nancy Lurker
	Name:	Nancy Lurker
	Title	President and Chief Executive Officer